EXHIBIT 99.1

HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY ANNOUNCES FIRST QUARTER RESULTS

-    Consolidated Hotel RevPAR Improved 11.9%    -
-    Average Daily Rate Increased 6.9%   -
-     Hotel EBITDA Margin Expansion of 320 Basis Points -

Philadelphia, PA, May 1, 2012 -- Hersha Hospitality Trust (NYSE: HT), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March 31, 2012.

First Quarter 2012 Operating Results

For the quarter ended March 31, 2012, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 53 hotels as of March 31, 2012, compared to 49 hotels as of March 31, 2011, was up 11.9% to $94.16, compared to $84.17 in the prior year period.  The Company’s average daily rate (“ADR”) for its consolidated hotels increased by 6.9% to $142.92, while occupancy for its consolidated hotels increased by 290 basis points to 65.89%.

Hotel EBITDA for the Company’s consolidated hotels grew approximately 47.9%, or $6.2 million, to $19.2 million for the quarter ended March 31, 2012 compared to the same period in 2011.  Hotel EBITDA margins expanded 320 basis points to 29.6% in the first quarter of 2012.

During the first quarter of 2012, the Company commenced renovations at 11 hotels, primarily in the Washington, D.C. market but also including assets in the Company’s other core markets.  RevPAR for the Company’s consolidated hotels, excluding the results from the 11 hotels, was up 18.0% and Hotel EBITDA margins expanded 620 basis points to 30.7%.

On a same-store basis (46 hotels), RevPAR for the Company’s consolidated hotels for the quarter ended March 31, 2012 was up 6.4% to $90.36, compared to $84.92 in the prior year period. ADR for the Company’s same-store consolidated hotels increased by 1.6% to $137.12, while occupancy for its same-store consolidated hotels increased by 296 basis points to 65.90%.

Hotel EBITDA for the Company’s same-store consolidated hotels for the quarter ended March 31, 2012 increased approximately 14.7%, or $1.9 million, to $14.9 million compared to the quarter ended March 31, 2011.  Hotel EBITDA margins for the Company’s same-store consolidated hotels increased 190 basis points to 29.1% in the first quarter of 2012, compared to 27.2% in the first quarter of 2011.

RevPAR for the Company’s same-store consolidated hotels, excluding the results from the 11 hotels, was up 12.2% and Hotel EBITDA margins expanded 460 basis points to 30.0%.

Mr. Jay H. Shah, the Company’s Chief Executive Officer, stated, “Hersha delivered yet another quarter of strong rate-driven RevPAR growth driven by our market leverage and exposure to many of the fastest growing urban gateway cities in the country.  Our results were bolstered by the ongoing effective implementation and execution of our aggressive asset management programs and the robust performance of our New York City hotels. We were particularly encouraged by the demand growth that the market experienced during the first quarter.  With our Manhattan portfolio occupancy at 85% during the weakest quarter of the year, new supply in the market has clearly been absorbed and we expect that demand should continue to outstrip supply growth in the near future.  Portfolio wide growth in all of our markets is being driven by the strength of the urban transient traveler and our group of well-located, high quality, young hotels caters to this segment.”

“In addition, we took advantage of the seasonally slower first quarter and current market softness in the Washington, D.C. area to update all of our hotels in that market,” Mr. Shah continued. “With the completion of these renovations, in conjunction with other capital improvements we have implemented over the past two years, Hersha is ideally situated to continue to drive outsized growth.  We have a strong presence in six of the top MSA’s in the country, with a portfolio positioned to benefit from the lodging upturn.  Our focus will be on realizing this inherent value while still seeking selective attractive new opportunities.”

New York City and Manhattan

The New York City consolidated hotel portfolio, which includes the five boroughs, consisted of 14 hotels as of March 31, 2012. For the first quarter of 2012, the Company’s same-store New York City consolidated hotel portfolio (13 hotels) recorded a 16.7% increase in RevPAR to $128.66 driven by a 2.3% increase in ADR to $154.51 and a 1,026 basis point increase in occupancy to 83.27%.  Hotel EBITDA margins grew 620 basis points to 29.1%.

The Manhattan consolidated hotel portfolio, consisted of 11 hotels as of March 31, 2012. For the first quarter of 2012, the Company’s same-store Manhattan consolidated hotel portfolio (10 hotels) recorded a 21.4% increase in RevPAR to $133.44 driven by a 4.6% increase in ADR to $156.83 and a 1,176 basis point increase in occupancy to 85.08%.  Hotel EBITDA margins grew 600 basis points to 29.4% due primarily to the ADR-driven growth and continued cost controls at the properties.

First Quarter 2012 Financial Results

For the first quarter ended March 31, 2012, net loss applicable to common shareholders was $(10.7) million, or $(0.06) per share, compared to $(14.6) million, or $(0.09) per share, for the comparable quarter of 2011.  Adjusted Funds from Operations (“AFFO”) in the first quarter increased $0.4 million to $2.7 million, compared to $2.3 million in the first quarter of 2011.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.02, compared to $0.01 for the same quarter of 2011.  The Company’s weighted average diluted common shares and OP Units outstanding was approximately 179.9 million in the first quarter of 2012, down from approximately 180.8 million in the comparable quarter of 2011.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measure, is included at the end of this release.

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Financing

As of March 31, 2012, the Company had $87.7 million of borrowings on its $250.0 million secured credit facility, $48.5 million in cash and escrows. Excluding borrowings under the Company’s secured credit facility, approximately 95.7% of the Company’s consolidated debt as of March 31, 2012 is fixed rate debt or effectively fixed through interest rate swaps and caps and has a weighted average interest rate of approximately 5.62%.  The weighted average life to maturity of total consolidated debt is approximately 5.1 years, excluding borrowings under the Company’s secured credit facility.

During the first quarter, the Company refinanced the outstanding debt on its Capitol Hill Suites located in Washington, D.C.  The new $27.5 million loan has a fixed interest rate of 3.79% and is scheduled to mature in February 2015.  The loan also maintains a two year extension option which would allow for a February 2017 maturity.

Acquisitions and Dispositions

During the first quarter of 2012 and subsequently, the Company closed on the previously announced sale of 14 non-core assets and anticipates closing the remaining four assets by the end of the second quarter.  The sales are part of an ongoing portfolio transformation as the Company recycles its capital into anticipated higher growth urban gateway markets.  The sale of the 14 assets generated net proceeds of $40.6 million, reduced the Company’s consolidated mortgage debt by $42.5 million and reduced its proportionate share of unconsolidated mortgage debt by $13.8 million.

Additionally, the Company acquired an interest in a mixed-use building, which includes a condominium interest in the 111-room Rittenhouse Hotel and 44,000 square feet of retail and office space and a fee interest in an adjacent parking garage in Philadelphia, PA. The total purchase price for the tangible and intangible assets of the hotel, office, retail and parking garage is $42.0 million.  Including the anticipated renovations, the hotel portion is valued at $23.9 million or $215,000 per key.

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Outlook for 2012

The Company is updating its operating expectations for the remainder 2012 for its core portfolio as the Company continues to experience strong year over year trends.  Based on management’s current outlook, the Company is issuing the following operating expectations for 2012 as follows:

2012 Expectation	Current	Prior

Total consolidated RevPAR growth:	7.0% to 9.0%	6.0% to 8.0%

Total consolidated portfolio Hotel EBITDA margins:	Remain consistent with 2011 Hotel EBITDA margins	Remain consistent with 2011 Hotel EBITDA margins

Total consolidated portfolio Hotel EBITDA margins excluding certain hotels(1):	Improvement of 125 basis points to 175 basis points	Improvement of 100 basis points to 125 basis points

Same-store consolidated RevPAR growth:	6.0% to 8.0%	5.0% to 7.0%

Same-store consolidated Hotel EBITDA margin improvement:	Improvement of 100 basis points to 150 basis points	Improvement 75 basis points to 125 points

(1) Total portfolio Hotel EBITDA margins are expected to be impacted by the addition of two new hotels in New York City, the Hyatt Union Square and the Hampton Inn Pearl Street, the addition of the Rittenhouse Hotel, and the commencement of operations at the Sheraton Wilmington South.

Dividend

For the first quarter of 2012, the Company paid dividends of $0.06 per common share and OP Unit and $0.50 per Series A and Series B preferred share.

First Quarter 2012 Earnings Release and Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Wednesday, May 2, 2012.  A live webcast of the conference call will be available online on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing (877) 548-7906 or (719) 325-4837 for international participants.  A replay of the call will be available from 12:00 noon Eastern time on May 2, 2012, through midnight Eastern time on May 16, 2012. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 3912243.  A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 67 hotels in major urban gateway markets including New York, Washington, Boston, Philadelphia, Los Angeles and Miami totaling 9,598 rooms.  HT follows a highly selective investment approach and leverages operational advantage through rigorous and sustainable asset management practices.  For further information on the Company visit our website at www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2012 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the Securities and Exchange Commission on February 29, 2012 and other documents filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2012	December 31, 2011
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$1,378,749	$1,340,876
Investment in Unconsolidated Joint Ventures	31,593	38,839
Development Loans Receivable	36,110	35,747
Cash and Cash Equivalents	25,821	24,568
Escrow Deposits	22,665	27,321
Hotel Accounts Receivable, net of allowance for doubtful accounts of $579 and $495	11,644	11,353
Deferred Financing Costs, net of Accumulated Amortization of $9,544 and $9,138	8,016	9,023
Due from Related Parties	8,938	6,189
Intangible Assets, net of Accumulated Amortization of $1,411 and $1,357	9,752	8,013
Deposits on Hotel Acquisitions	25,500	19,500
Other Assets	14,713	15,651
Hotel Assets Held for Sale	25,341	93,829

Total Assets	$1,598,842	$1,630,909

Liabilities and Equity:
Line of Credit	$87,667	$51,000
Mortgages and Notes Payable, net of unamortized discount of $138 and $667	697,789	707,374
Accounts Payable, Accrued Expenses and Other Liabilities	32,784	31,140
Dividends and Distributions Payable	14,107	13,908
Due to Related Parties	3,334	2,932
Liabilities Related to Assets Held for Sale	18,993	61,758

Total Liabilities	854,674	868,112

Redeemable Noncontrolling Interests - Common Units	$16,732	$14,955

Equity:
Shareholders' Equity:
Preferred Shares: 8% Series A, $.01 Par Value, 29,000,000 shares authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at March 31, 2012 and December 31, 2011	24	24
Preferred Shares: 8% Series B, $.01 Par Value, 4,600,000 shares authorized, 4,600,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $115,000) at March 31, 2012 and December 31, 2011	46	46
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at March 31, 2012 and December 31, 2011, 173,299,736 and 169,969,973 Shares Issued and Outstanding at March 31, 2012 and December 31, 2011, respectively	1,733	1,699
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(1,124)	(1,151)
Additional Paid-in Capital	1,042,467	1,041,027
Distributions in Excess of Net Income	(332,045)	(310,974)
Total Shareholders' Equity	711,101	730,671

Noncontrolling Interests:
Noncontrolling Interests - Common Units	16,315	16,864
Noncontrolling Interests - Consolidated Joint Ventures	20	307
Total Noncontrolling Interests	16,335	17,171

Total Equity	727,436	747,842

Total Liabilities and Equity	$1,598,842	$1,630,909

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011
Revenues:
Hotel Operating Revenues	$64,853	$49,133
Interest Income from Development Loans	621	1,091
Other Revenue	38	40
Total Revenues	65,512	50,264

Operating Expenses:
Hotel Operating Expenses	40,350	31,303
Hotel Ground Rent	194	256
Real Estate and Personal Property Taxes and Property Insurance	5,151	4,603
General and Administrative	3,035	1,897
Stock Based Compensation	2,133	1,485
Acquisition and Terminated Transaction Costs	958	815
Depreciation and Amortization	13,443	12,146
Total Operating Expenses	65,264	52,505

Operating Income (Loss)	248	(2,241)

Interest Income	107	102
Interest Expense	11,685	9,428
Other Expense	236	283
Loss on Debt Extinguishment	6	-
Loss before Loss from Unconsolidated Joint Venture Investments and Discontinued Operations	(11,572)	(11,850)

Loss from Unconsolidated Joint Venture Investments	(730)	(981)

Loss from Continuing Operations	(12,302)	(12,831)

Discontinued Operations
Gain on Disposition of Hotel Properties	4,502	-
Loss from Discontinued Operations	(114)	(1,587)
Income (Loss) from Discontinued Operations	4,388	(1,587)

Net Loss	(7,914)	(14,418)

Loss Allocated to Noncontrolling Interests	741	1,027
Preferred Distributions	(3,500)	(1,200)

Net Loss Applicable to Common Shareholders	$(10,673)	$(14,591)

Earnings per Share:
BASIC
Loss from Continuing Operations Applicable to Common Shareholders	$(0.09)	$(0.08)
Income (Loss) from Discontinued Operations	0.03	(0.01)

Net Loss Applicable to Common Shareholders	$(0.06)	$(0.09)

DILUTED
Loss from Continuing Operations Applicable to Common Shareholders	$(0.09)	$(0.08)
Income (Loss) from Discontinued Operations	0.03	(0.01)

Net Loss Applicable to Common Shareholders	$(0.06)	$(0.09)

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, noncontrolling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

●	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
●	adding back amortization of deferred financing costs;
●	making adjustments for the amortization of original issue discount/premium;
●	adding back non-cash stock expense;
●	adding back acquisition and terminated transaction expenses;
●	adding back FFO attributed to our partners in consolidated joint ventures; and
●	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011

Net loss applicable to common shares	$(10,673)	$(14,591)
Loss allocated to noncontrolling interest	(741)	(1,027)
Loss from unconsolidated joint ventures	730	981
Gain on disposition of hotel properties	(4,502)	-
Depreciation and amortization	13,443	12,146
Depreciation and amortization from discontinued operations	23	1,870
FFO allocated to noncontrolling interests in consolidated joint ventures	139	340
Funds from consolidated hotel operations applicable to common shares and Partnership units	(1,581)	(281)

Loss from unconsolidated joint venture investments	(730)	(981)
Add:
Depreciation and amortization of purchase price in excess of historical cost	320	525
Interest in depreciation and amortization of unconsolidated joint ventures	661	202
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	251	(254)

Funds from Operations applicable to common shares and Partnership units	(1,330)	(535)

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	(139)	(340)
Non-cash stock compensation expense	2,133	1,485
Acquisition and terminated transaction costs	958	815
Amortization of deferred financing costs	1,017	777
Amortization of discounts and premiums	31	51
Deferred financing costs written off in debt extinguishment	6	-
Straight-line amortization of ground lease expense	34	62

Adjusted Funds from Operations	$2,710	$2,315

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.02	$0.01

Diluted Weighted Average Common Shares and Units Outstanding	179,926,691	180,772,304

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31, 2012	March 31, 2011

Net loss applicable to common shares	$(10,673)	$(14,591)
Less:
Loss from unconsolidated joint ventures	730	981
Gain on disposition of hotel properties	(4,502)	-
Interest income	(107)	(102)
Add:
Loss allocated to noncontrolling interest	(741)	(1,027)
Distributions to Preferred Shareholders	3,500	1,200
Interest expense from continuing operations	11,685	9,428
Interest expense from discontinued operations	810	1,195
Deferred financing costs written off in debt extinguishment	6	-
Depreciation and amortization from continuing operations	13,443	12,146
Depreciation and amortization from discontinued operations	23	1,870
Acquisition and terminated transaction costs	958	815
Non-cash stock compensation expense	2,133	1,485
Straight-line amortization of ground lease expense	34	62

Adjusted EBITDA from consolidated hotel operations	17,299	13,462

Loss from unconsolidated joint venture investments	(730)	(981)
Add:
Depreciation and amortization of purchase price in excess of historical cost	320	525
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,310	2,683

Adjusted EBITDA from unconsolidated joint venture operations	2,900	2,227

Adjusted EBITDA	$20,199	$15,689

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO

Ph: (215) 238-1046

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